Exhibit 10(d)



                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of the 30th day of April, 1999, between Republic New York Corporation, a Maryland corporation having its principal executive offices in New York, New York (including as successor thereto, the "Company"), and Stephen J. Saali (the "Executive").

                  WHEREAS, Executive currently serves as a senior executive officer of the Company;

                  WHEREAS, the Company recognizes the Executive's substantial contribution to the growth and success of the Company, desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company, which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's senior management in the best interests of the Company and its shareholders;

                  WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions set forth below;

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Employment Period. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the date hereof (the "Effective Date") and ending on April 30, 2004 (the "Employment Period").

                  2.       Terms of Employment.

                           (a)      Position and Duties.

                                    (i)     During  the  Employment  Period, the
         Executive shall serve as President of New York Corporation and Vice Chairman f Republic National Bank of New York with the appropriate authority, duties and responsibilities attendant to such position. Prior to a change in control (as defined in the Company Supplemental Executive Retirement Plan) ("Change in Control"), the Company shall use its best efforts to cause the Executive to be nominated for
         election to the   Company's   Board  of  Directors  (the  "Board")
         during   the Employment Period.

                                    (ii)    During  the  Employment Period,  and
         excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive, in accordance with the Company's Standards of Conduct, to (A) serve, with prior approval of the Board, on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach on a limited basis at educational institutions and (C) manage Executive's personal investments, so long as such activities described in clauses (A), (B) and (C) do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date in accordance with the Company's Standards of Conduct, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                           (b)      Compensation.

                                    (i)     Annual   Base   Salary.    Effective
         January 1, 1999, and during the Employment Period, the Executive shall receive an annua base salary ("Annual Base Salary") of at least $400,000 which shall increase effective May 1, 2000 to $500,000. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                                    (ii)    Annual Bonus.  During the Employment
         Period, the Executive shall be paid an annual cash bonus ("Annual Bonus") with a target level of not less than 3.5 times Annual Base Salary ("Target Bonus"), or such greater amount as determined by the Human Resources Committee of the Board (the "HR Committee"); provided, however, that a minimum annual bonus shall be paid in any event to the Executive equal to the difference between one million dollars and the Annual Base Salary; and further provided, that (A) the formula for determining Executive's 1999 Award under the Company's 1994 Performance


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         Based Incentive Compensation Plan (the "Performance  Plan")
         that was  adopted  by  the HR  Committee  at its  meeting  of March 30,
         1999 and attached hereto as Annex I will not be modified without Executive's written consent and
         (B) the formula for determining Executive's Award under the Performance Plan and any successor plan for each subsequent year during the Employment Period shall use a "Base Year" and "Award Multiple" (as such terms are defined in the Performance Plan as in effect on the Effective
         Date) which shall result in an award that is no less than the amount that would have been paid had the Base Year and Award Multiple used for 1999 been applied. The Annual Bonus shall be paid within two months of the end of the fiscal year of the Company to which it relates. If any extraordinary event, such as a reorganization, recapitalization, spinoff, stock split, stock dividend, merger of the Company, or sale of substantially all of the assets of the Company, occurs in any fiscal year, the Company shall equitably adjust the terms of the award under the Performance Plan. If a Change in Control occurs and the Company has "net income" (as defined in the Performance Plan as in effect on the Effective Date and determined consistently with past practice) from its continuing operations, the Executive shall be paid at least the Target Bonus for the year in which such Change in Control occurs and in each subsequent year until the end of the Employment Period. If because of a merger or other corporate reorganization, it is not possible to determine whether the Company has net income from its continuing operations, such net income shall be presumed unless there is conclusive proof to the contrary.

                                    (iii)   Incentive Awards.   If   the   Board
         approves any transaction which, if consummated, would constitute a Change in Control (a "Change in Control Transaction"), then on such approval date the Executive shall be awarded a special bonus, in recognition of extraordinary services, of $1,000,000 payable January 1, 2000, provided the Executive is an employee of the Company on such date or the earlier date on which the Change in Control Transaction is consummated.

                                    (iv)    Other    Employee    Benefit   Plans
During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare and other plans, practices, policies and programs and fringe benefits (including the use of an automobile of his selection with an approximate retail price not in excess of $50,000, which automobile shall be replaced every three years at which time it may be purchased by the Executive at its wholesale value as reflected in the Kelly Blue Book Auto Market Report, if the Company owns the car, or, if the car is leased, the purchase price specified in the Company's lease agreement) (collectively, "Employee Benefit Plans") on a basis no less favorable than that provided to the Chief Executive Officer prior to any Change in Control.




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                    3.       Termination of Employment.

                           (a)      Death   or   Disability.   The   Executive's
employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.
For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 business days during any consecutive twelve month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                           (b)      With  or Without  Cause.  The  Company   may
terminate  the  Executive's   employment  during  the  Employment Period with or
without Cause. For purposes of this Agreement, "Cause" shall mean:

                                    (i)     the    willful   engaging   by   the
         Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or the willful engaging in conduct which materially interferes with any Change in Control Transaction approved by the Board, or

                                    (ii)  conviction  of a felony  or  guilty or
         nolo contendere plea by the Executive with respect thereto or any event requiring the consent of the Federal Deposit Insurance Corporation Act under 12 U.S.C. ss.1829(a).

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer (while the Executive does not serve as such) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board (excluding


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


the  Executive) at a meeting of the
Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                           (c)      Good Reason.  The Executive's employment may
be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                                    (i)     the  assignment to  the Executive of
         any duties inconsistent with the Executive's title and position (including status, offices and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a)(i) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                                    (ii)    any failure by the Company to comply
         with any of the provisions of Section 2 (b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad fait and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                                    (iii)   any  purported  termination  by  the
         Company of the Executive's employment otherwise than as expressly permitted by this Agreement for Cause, death or Disability, or any failure by the Company to renew this Agreement;

                                    (iv)    any failure by the Company to comply
         with and satisfy Section 9(c) of this Agreement;

                                    (v)     failure of  the Company  to  appoint
         the Executive to, and retain the Executive in, any of the positions as specified in Section 2(a)(i) or equivalent positions (it being understood that equivalent positions may have different titles);

                                    (vi) any requirement  that the Executive (A)
         be based anywhere more than fifty (50) miles from the office where the Executive is currently located or (B) travel on Company business to an extent substantially greater than the Executive's current travel obligations;



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                                    (vii)   any  failure  of  the Company to use
         its best efforts to assist the Executive in obtaining or retaining a visa to work in the United States;

                                    (viii)  any failure of the Company to retain
         the Executive in a position with respect to the Company's operations in the United States that is comparable to the Executive's position with the Company as of the Effective Date; and

                                    (ix)    any failure  of  the Executive to be
         elected to, or to remain a member of, the Company's Board of Directors; provided, however, that after a Change in Control, failure of the Executive to be nominated to the Board of Directors of a successor that is a publicly traded company shall not constitute Good Reason.

For purposes of this Section 3(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Without limiting the generality of the foregoing, the Executive shall for all purposes of this Agreement be deemed to have terminated his employment for Good Reason if he voluntarily terminates his employment within sixty (60) days following the first anniversary of the occurrence of a Change in Control due to an event described in Section 3(c)(i),
(v), (viii) or (ix) which occurs prior to the first anniversary of such Change in Control.

                           (d)      Notice of Termination.  Any  termination  by
the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                           (e)      Date of Termination.   "Date of Termination"
means if the Executive's employment is terminated by the Company other than for Disability, or by the Executive, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, and if the Executive's employment is terminated by


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



reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  4. Obligations of the Company upon Termination.

                  (a) Good Reason; Death; Disability; Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, or the Executive shall terminate employment for Good Reason or the Executive's employment shall terminate on account of death or
Disability:

                                    (i)     the   Company   shall  pay  to   the
Executive or his estate in a lump sum in cash  within 30  days after the Date of
Termination:

                                            (A)      the  amount  equal  to  the
                  product of (x) the number of months and portions thereof from the Date of Termination until the end of the Employment Period divided by twelve and (y) the sum of the Executive's current Annual Base Salary and the Target Bonus; and

                                            (B)      the   sum   of   (x)    the
                  Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (y) the product of (1) the Target Bonus and (2) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination nd the denominator of which is 365, to the extent not theretofore paid (the sum of the amounts described in clauses (x) and (y) shall be hereinafter referred to as the "Accrued Obligations").

                                    (ii)    for the remainder of the Executive's
         life and that of his spouse, the Company shall continue to provide medical and dental benefits to the Executive, his spouse and children under age 25 on the same basis, including without limitation employee contributions, as such benefits are then currently provided to the Executive ("Medical Benefits"); provided that such Medical Benefits shall be secondary to any other coverage obtained by the Executive and further provided that the aggregat cost to the Company for such coverage shall not exceed $1,000,000.

                                    (iii)  all  stock  options  shall  vest  and
         remain exercisable for at least ninety days from the Date of Termination or the earlier expiration of their term and all restricted stock award and other awards shall vest and become immediately payable;



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                                    (iv)    to the extent not  theretofore  paid
         or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination, and the Executive shall be permitted to retain the Company automobile as provided in Section 2(b)
         (iv) (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                                    (v)     the Executive's supplemental benefit
         under the Company's Supplemental Executive Retirement Plan shall be determined assuming the Executive had attained the age that he would have attained at the end of the Employment Period, the Executive had accumulated the number of years and portions thereof of service from the Date of Termination until the end of the Employment Period and the Executive's final average pay equals the sum of his Annual Base Salary and Recent Annual Bonus.

Notwithstanding the foregoing provisions of this Section 4(a), if the Executive terminates employment for Good Reason within one year of a Change in Control, only the payment specified in paragraph (i)(B) shall be made unless (i) the basis for such termination is the occurrence of one or more of the circumstances set forth in each of Section 3(c)(ii), (iii), (iv), (vi) or (vii), or (ii) the Executive's title with the Company during such period is not that of Executive Vice President (or such other title as shall be mutually agreed upon) or the Executive is assigned duties inconsistent with the duties normally assigned to an executive with such title in a financial organization of comparable size (it being understood that no duties need be assigned to the Executive).

                           (b)      Cause; Other  than for  Good Reason.  If the
Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination to the extent theretofore unpaid and (ii) the Other Benefits, provided, however that the Medical Benefits shall be paid if the Executive's employment is terminated other than for Cause.

                  5. Non-exclusivity of Rights. Except as specifically provided and subject to Section 10, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 10(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is


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otherwise entitled to receive under any plan, policy,  practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement; provided that the Executive shall not be eligible for severance benefits under any other program or policy of the Company.

                  6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) pursued or defended against in good faith by the Executive regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  7.       Certain Additional Payments by the Company.

                           (a)      Anything in this Agreement  (other  than  in
Section 10) to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, toge ther with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 7(a), no Gross-Up Payment shall be made to the Executive if the Executive


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terminates  employment  within one year of a Change in Control,  unless (i) such termination is by the Company without Cause, (ii) the basis for such termination is the occurrence of one or more of the circumstances set forth in each of
Section 3(c)(ii), (iii), (iv), (vi) or (vii), or (iii) the Executive's title with the Company during such period is not Executive Vice President (or such other title as shall be mutually agreed upon) or the Executive is assigned duties inconsistent with the duties normally assigned to an executive with such title in a financial organization of comparable size (it being understood that no duties need be assigned to the Executive).

                           (b)      Subjec  to  the  provisions of Section 7(c),
all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors or such other certified public accounting firm reasonably acceptable to the Executive as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive not later than the due date for the payment of any Excise Tax. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with
the  calculations   required  to  be  made  hereunder.  In the  event  that  the
Company exhausts its remedies pursuant to Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                           (c)      The  Executive  shall  notify the Company in
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such clai is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                    (i)     give  th   Company  an   information
         reasonably requested by the Company relating to such claim,

                                    (ii) take such  action  in  connection  with
         contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                    (iii)  cooperate  with the  Company  in good
         faith in order effectively to contest such claim, and

                                    (iv)    permit the Company to participate in
         any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (d)      If, after the receipt by the Executive of an
amount advanced by the Company pursuant to Section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  8. Covenants Not to Compete or Solicit Company Clients and Employees; Confidential Information.

                           (a)      During the term of this Agreement, and for a
one year period after the Date of Termination by the Company or by the Executive for any reason, the Executive shall not directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any competing business, whether for compensation or otherwise, without the prior written consent of the Company. For the purposes of this Agreement, a "competing business" shall be any business which is a significant competitor of the Company in the New York area and has at least five (5) billion dollars in deposits or at least five (5) billion dollars in assets under management, unless the Executive's primary duties and responsibilities with respect to such business are not related to the Executive's activities engaged in for the Company within the one year period prior to the Date of Termination Should the Executive, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any competing business, all payments under this Agreement shall cease.

                           (b)      During the term of this Agreement, and for a
one year period after the Date of Termination by the Company or the Executive for any reason, the Executive shall not, in any manner, directly or indirectly,
(i) solicit any client or prospective client of the Company to whom the Executive provided services, or for whom the Executive transacted business, or whose identity became known to the Executive in connection with the Executive's employment with the Company to transact business with a competing business or reduce or refrain from doing any business with the Company or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and any such client or prospective client During the term of this Agreement and for a period of one year after the Date of Termination by the Company or the Executive for any reason, the Executive further agrees that the Executive shall not, in any manner, directly or indirectly, solicit any person who is an employee of the Company to apply for or accept employment with any competing business. The term "solicit" as used in this Agreement means any communication of any kind whatsoever, regardless of by whom initiated, inviting, encouraging or requesting any person or entity to take or refrain from taking any action.

                           (c)      The  Executive  hereby acknowledges that, as
an employee of the Company, he will be making use of, acquiring and adding to confidential information of a special and unique nature and value relating to the Company and its strategic plan and financial operations. The Executive further recognizes and acknowledges that all confidential information is the exclusive property of the Company, is material and confidential, and is critical to the successful conduct of the business of the Company Accordingly, the Executive hereby covenants and agrees that he will use confidential information for the benefit of the Company only and shall not at any time, directly or indirectly, during the term of this Agreement and thereafter divulge, reveal or communicate any confidential information to any person, firm, corporation or entity whatsoever, or use any confidential information for his own benefit or for the benefit of others. In no event shall an asserted violation of the provisions of this Section 8(c) constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                           (d)      Any    termination   of    the   Executive's
employment or of this Agreement shall have no effect on the continuing operation of this Section 8.

                           (e)      The  Executive  acknowledges and agrees that
the Company will have no adequate remedy at law, and could be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 8. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 8, and to specific performance of each of the terms hereof in addition to any other legal or equitable remedies that the Company may have The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 8, raise the defense that the Company has an adequate remedy at law.

                           (f)      The terms and provisions  of  this Section 8
are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on the Executive's future employment imposed by this Section 8 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 8 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

                           (g)      The  parties acknowledge that this Agreement
would not have been entered into and the benefits described in Sections 2 or 4 would not have been promised in the absence of the Executive's promises under this Section 8.

                  9.       Successors.

                           (a)      This  Agreement is personal to the Executive
and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon the Company and its successors and assigns.

                           (c)      The   Company  will  require  any  successor
(whether  direct  or  indirect,    by   purchase,   merger,   consolidation   or
otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

                  10. No "Golden Parachute Payments" Required. Anything in this Agreement to the contrary notwithstanding, the Company shall not be obligated to make any payment hereunder that would be prohibited as a "golden parachute payment" or "indemnification payment" under 12 U.S.C. ss.1828(k).

                  11.      Miscellaneous.

                           (a)      This  Agreement  shall  be  governed  by and
construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                           (b)      All   notice    and    other  communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                           Stephen J. Saali
                           21 E. 87th Street, Apt. 12B
                           New York, N.Y.  10128

                           If to the Company:

                           Republic New York Corporation
                           452 Fifth Avenue
                           New York, N.Y. 10018

                           Telecopy Number: (212) 525-6900
                           Attention:  Dov C. Schlein

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c)      The  invalidity  or unenforceability  of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (d)      The  Company  may  withhold from any amounts
payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (e)      The Executive's  or the Company's failure to
insist upon  strict  compliance  with  any  provision  of  this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                           (f)      From  and  after  the  Effective  Date  this
Agreement shall supersede any other employment agreement between the parties with respect to the subject matter hereof.

                           (g)      Subject  to  the provisions of Section 4(a),
there shall be no limitation on the ability of the Company to terminate the Executive at any time with or without Cause.


          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has
                                      -15-
caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                                 /s/ Elias Saal
                                                 --------------

                                                 REPUBLIC NEW YORK CORPORATION

                                             By: /s/ Dov C. Schlein
                                                 ------------------
                                                 Title:  Chairman & Chief
                                                         Executive Officer

                         REPUBLIC NEW YORK CORPORATION
                                452 FIFTH AVENUE
                              NEW YORK, N.Y. 10018

DOV C. SCHLEIN
Chairman and
Chief Executive Officer
TEL (212) 525-6531

                   Bonuses Payable Under Employment Agreement

Dear Stephen J. Saali:

         This is to confirm the understanding of the parties regarding the proper interpretation of Section 2(b)(ii) of the Employment Agreement (the "Agreement") by and between Republic New York Corporation (the "Company") and you, dated as of April 30, 1999, in the event that there is a Change in Control (as defined in such Agreement).

         We have agreed that, the consummation of the transaction contemplated under the Transaction Agreement and Plan of Merger by and among HSBC Holdings plc, Republic New York Corporation and Safra Republic Holdings S.A., dated as of May 10, 1999, (the "Merger") would result in a Change in Control of the Company. Further, we have agreed that under such Section 2(b)(ii), in the event such Change in Control pursuant to the Merger occurs and the Company has "net income" (as defined in the Performance Plan as in effect on April 30, 1999 and determined consistently with past practice) from it continuing operations, you will be paid a bonus for the year in which such Change in Control occurs and in each subsequent year until the end or the Employment Period (as defined in the Agreement) equal to the target level of bonus specified in such Section 2(b)(ii) and that no additional bonus would be due under the Performance Plan. This interpretation shall not preclude the Company from paying you a bonus in excess of such targeted amount if, in its discretion and in accordance with the applicable governing procedures then in effect, the Company determines that an additional amount is warranted.

         To indicate your agreement with this interpretation of Section 2(b)(ii) of the Agreement in connection with the Merger, please sign your name where indicated below and return one copy of this letter to the undersigned. Keep the other copy for your records.

                                                REPUBLIC NEW YORK CORPORATION


                                                /s/ Dov C. Schlein
                                                ------------------
                                            By: Dov C. Schlein



AGREED AND ACCEPTED:

/s/ Stephen J. Saali
--------------------
Dated: Sept. 28, 1999